SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) August 15, 2002



                           CPI CORP.
_______________________________________________________________
  (exact name of registrant as specified in its charter)



    Delaware                  0-11227              43-1256674
_______________________________________________________________
(State or other jurisdiction (Commission file   (IRS Employer
 of incorporation)             Number)       Identification No.)




1706 Washington Avenue, St. Louis, Missouri        63103-1790
_________________________________________________________________
(Address of principal executive offices)            (Zip code)



Registrants' telephone number, including area code (314) 231-1575
_________________________________________________________________


_________________________________________________________________
(Former name or former address, if changes since last report.)











ITEM 5.   OTHER EVENTS

A. On August 15, 2002, CPI Corp. issued the following press release announcing second quarter FY 2002 results.

          CPI CORP.
     	NEWS FOR IMMEDIATE RELEASE   FOR RELEASE August 15, 2002

     	FOR FURTHER INFORMATION CONTACT:

     NAME: Jane Nelson                	FROM: CPI Corp.
     ADDRESS: 1706 Washington Avenue  	CITY: St. Louis
     STATE, ZIP: Missouri  63103      	TELEPHONE: (314)231-1575

     ------------------------------------------------------------

FOR FURTHER INFORMATION AT FRB/WEBERSHANDWICK
Mark Muehlfelt, Chicago 312/640-6767

CPI CORP. ANNOUNCES SECOND QUARTER FISCAL YEAR 2002 RESULTS

     St. Louis, MO, August 15, 2002 - CPI Corp. (NYSE-CPY) today reported net losses for the 12-week second quarter ended July 20, 2002 of $538,000, or $.07 loss per share, compared to the $1.1 million, or $.14 loss per share reported in the comparable fiscal 2001 quarter. Total net sales for the second quarter of 2002 were $56.7 million, down $2.4 million or 4.1% from the $59.1 million recorded in 2001.

     Net sales for the Portrait Studios segment in second quarter of 2002 decreased $2.8 million or 4.8% to $56.2 million from the $59.0 million recorded in second quarter of 2001, as an 8.4% decrease in sittings from 994,190 to 910,311 was only partially offset by a 3.9% increase in average sales per customer sitting from $59.39 to $61.69. The decrease in sittings is largely attributable to a decreased response to certain media targeted toward acquisition of new mothers. The increase in average sales per customer sitting is primarily the result of a larger percentage of customers choosing the higher-value custom offer versus the package offers.

     Operating earnings for the Portrait Studios in second quarter of 2002 increased $773,000 or 44.3% to $2.5 million from the $1.7 million recorded in the same timeframe in 2001 as lower operating expenses offset the lower sales results. The lower operating expenses are attributable to lower advertising expense, resulting principally from planned reductions in direct mail advertising, reduced commissions attributable to lower sales, and other various reductions resulting from the Company's continuing focus on expense control, including travel and meeting costs.

     General corporate expenses increased $416,000 between quarters due to increases in supplemental retirement benefit plan costs and professional service fees in the second quarter of 2002 compared to 2001.

     The Company further reported net losses for the 24-week first half ended July 20, 2002 of $467,000, or $.06 loss per share, compared to the $1.1 million, or $.14 loss per share, reported in the comparable fiscal 2001 half.
     Total net sales for the first half of 2002 were $118.6 million, down $5.5 million or 4.5% from the $124.1 million recorded in 2001. The first half of fiscal 2001 included a $1.1 million, or $.15 per share, after-tax charge associated with last years' management repositioning, while the first half of 2002 included a $396,000, or $.05 per share, after-tax expense related to the final phase of the Company's strategic planning initiative.

     Net sales for the Portrait Studios segment in the first half of 2002 decreased $6.2 million or 5.0% to $117.8 million from the $124.0 million recorded in the first half of 2001, as a 7.7% decrease in sittings from 2,102,537 to 1,940,132 was only partially offset by a 3.0% increase in average sales per customer sitting from $58.94 to $60.70. The decrease in sittings is attributable to the effects of an early Easter that historically results in reduced sittings in the first quarter and a decreased response to certain media targeted toward acquisition of new mothers. The increase in average sales per customer sitting is primarily the result of a larger percentage of customers choosing the higher-value custom offer versus the package offers.

     Operating earnings for the Portrait Studios for the first half of 2002 decreased $769,000 or 9.8% to $7.1 million from the $7.9 million recorded in the same timeframe in 2001 due to lower sales partially offset by lower operating expenses. The lower operating expenses resulted from lower advertising expense, resulting principally from planned reductions in spring television and direct mail advertising, reduced commissions attributable to lower sales, and other various reductions resulting from the Company's continuing focus on expense control, including travel and meeting costs.

     General corporate expenses increased $1.0 million between first half of 2002 compared to first half of 2001 principally due to the incurrence in 2002 of $649,000 in professional service fees associated with the final phase of the Company's strategic planning initiative and to increases in supplemental retirement benefit plan costs.

     Commenting, J. David Pierson, Chairman and Chief Executive Officer, said, "We are facing a particularly challenging sales environment, one in which meaningful and lasting improvements will likely take longer than we had originally hoped. After three weeks of the third quarter, the negative trend in sittings has deteriorated further and is being only partially offset by increased average sales per customer sitting. As we have previously discussed, our turnaround within the Sears Portrait Studios is one of execution, not strategic. It is focused on improving the customer experience by streamlining studio processes and improving the overall quality of our studio managers and associates. Into these improved studios, we will introduce high-value, need-driven new products and services such as digital enhancements and enhanced lighting, all supported by improved marketing. While this conversion will take time, the good news is that when done properly, the benefits are more lasting."

     Continuing, he said, "While disappointed with our sales and overall results for the quarter and half-to-date, we are encouraged that our continuing focus on expense control is paying dividends by preventing a significant portion of the sales shortfall from falling to the bottom line. In addition to the expense reductions we have realized to date, we have currently underway several enterprise-type cost reduction/process improvement initiatives that will be completed by the end of our fiscal year. We believe that these initiatives have the potential to yield meaningful cost savings beginning in 2003. These initiatives are focused on 1) rationalization of our existing manufacturing capacity, 2) the cost-efficiency of our advertising programs and expenditures,
     3) a review of the infrastructure from which we deliver technology development and support, 4) process efficiencies in our studios, and 5) our overall level of corporate support expenses and headcount. To partially address the decline in sittings caused by lower acquisition levels of new mothers, we have recently implemented an in-bound call center program with one of our business partners essential to the new mother acquisition process. In addition, in June, through the development of a film-to-digital conversion process, we introduced a new product, black and white portraits, in all of our studios. The early indications are that the product is being well received by our customers and is having a positive impact on our average sales per customer sitting."

     Commenting on the implementation status of the Company's recently announced strategic initiatives, Pierson added, "We are pleased to report that we are on schedule with respect to our strategic growth initiatives relating to the Sears Portrait Studios and our entry into the mobile photography market and Mexico. In conjunction with our recent meetings with a number of our investors, we have received consistent feedback expressing concern with the absolute level of projected capital expenditures to fund our strategies. Rest assured, our capital expenditure plan is "success-based" with numerous measurement and adjustment opportunities along the way."

     A conference call and audio web-cast are scheduled for 10:00 a.m. Central Time on Friday, August 16, 2002, to discuss the financial results of the second quarter and provide a company update. To participate in the conference call, call 888-260-4537 or 706-634-1012 at least 5 minutes before start time. The web-cast can be accessed on the company's own site at http://www.cpicorp.com as well as http://www.companyboardroom.com. To listen to the live broadcast, please go to these websites at least 15 minutes prior to the scheduled start time in order to register,
     download, and install any necessary audio software.   A
     replay will be available on the above web sites as well as by dialing 800-642-1687 or 706-645-9291 and providing confirmation code 5227203. The replay will be available through August 23, 2002 by phone and for 30 days on the Internet.

     The company anticipates filing its 10-Q Quarterly
     Report with the Securities and Exchange Commission on August 19, 2002.

     CPI Corp. is a consumer services company, offering photography services through Sears Portrait Studios in the United States, Puerto Rico and Canada, photofinishing services through the searsphotos.com website and store systems technology and software development through Centrics Technology, Inc. CPI Corp. is traded on the
     New York Stock Exchange.

* * * * * * * * * *

     The statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Act of 1995 and involve risks and uncertainties. Management wishes to caution the reader that these forward-looking statements, which are identified by such words as "intends", "expects", "anticipates" or words of similar import, are only predictions or expectations; actual events or results may differ materially as a result of risks facing the Company. Such risks include, but are not limited to: customer demand for the Company's products and services, the overall level of economic activity in the Company's major markets, competitors' actions, manufacturing interruptions, dependence on certain suppliers, changes in the Company's relationship with Sears, Roebuck and Company ("Sears") and the condition and strategic planning of Sears, fluctuations in operating results, the condition of Prints Plus, the attractions and retention of qualified personnel and other risks as may be described in the Company's filings with the Securities and Exchange Commission.
















CPI CORP. CONDENSED STATEMENTS OF EARNINGS - FOR THE TWELVE WEEKS ENDED JULY 20, 2002 and JULY 21, 2001
(In thousands except per share amounts) (Unaudited)
                                              12 Weeks Ended
                                          -----------------------
                                           07/20/02    07/21/01
                                          ----------   ----------
Net sales:
 Portrait studios                         $  56,176   $  59,009
 Technology development                       1,296       1,431
 Intersegment sales                            (812)     (1,369)
                                          ----------  ----------
   Total net sales                        $  56,660   $  59,071
                                          ==========  ==========
Operating earnings:
 Portrait studios                         $   2,516   $   1,743
 Technology development                         (31)         75
                                          ----------  ----------
   Total operating earnings               $   2,485   $   1,818

General corporate expense                     3,228       2,812
                                          ----------  ----------
Income (loss) from operations                  (743)       (994)
Interest expense                                857       1,007
Interest income                                 694         264
Other income (expense), net                      24          14
                                          ----------  ----------
Earnings (loss) from continuing operations
 before income taxes                           (882)     (1,723)
Income tax expense (benefit)                   (344)       (603)
                                          ----------  ----------
Net earnings (loss) from continuing
 operations                                    (538)     (1,120)
Earnings (loss) from discontinued
 operations net of income tax benefits            -           -
Loss on disposal net of income tax
 benefits                                         -           -
                                           ---------  ----------
Net earnings (loss) from discontinued
 operations                                       -           -
                                           ---------  ----------
Net earnings (loss)                        $   (538)  $  (1,120)
                                           =========  ==========
Earnings (loss) per common share - diluted
   From continuing operations              $  (0.07)  $   (0.14)
   From discontinued operations                   -           -
                                           ---------  ----------
      Net earnings (loss)- diluted         $  (0.07)  $   (0.14)
                                           =========  ==========
Earnings (loss) per common share-basic
   From continuing operations              $  (0.07)  $   (0.14)
   From discontinued operations                   -           -
                                           ---------  ----------
      Net earnings (loss)- basic           $  (0.07)  $   (0.14)
                                           =========  ==========
Weighted average number of common and
 common equivalent shares outstanding:
    Diluted                                   8,038       7,791
    Basic                                     8,038       7,791

CPI CORP. CONDENSED STATEMENTS OF EARNINGS - FOR THE TWENTY-FOUR WEEKS ENDED JULY 20, 2002 and JULY 21, 2001
(In thousands except per share amounts) (Unaudited)
                                              24 Weeks Ended
                                          -----------------------
                                           07/20/02    07/21/01
                                          ----------   ----------
Net sales:
 Portrait studios                         $ 117,805   $ 124,022
 Technology development                       2,172       1,445
 Intersegment sales                          (1,421)     (1,369)
                                          ----------  ----------
   Total net sales                        $ 118,556   $ 124,098
                                          ==========  ==========
Operating earnings:
 Portrait studios                         $   7,082   $   7,851
 Technology development                        (445)       (691)
                                          ----------  ----------
   Total operating earnings               $   6,637   $   7,160

General corporate expense                     6,782       5,757
                                          ----------  ----------
Income (loss) from operations                  (145)      1,403
Interest expense                              1,770       2,076
Interest income                               1,107         693
Other income (expense), net                      42      (1,680)
                                          ----------  ----------
Earnings (loss) from continuing operations
 before income taxes                           (766)     (1,660)
Income tax expense (benefit)                   (299)       (581)
                                          ----------  ----------
Net earnings (loss) from continuing
 operations                                    (467)     (1,079)
Earnings (loss) from discontinued
 operations net of income tax benefits            -           -
Loss on disposal net of income tax
 benefits                                         -           -
                                           ---------  ----------
Net earnings (loss) from discontinued
 operations                                       -           -
                                           ---------  ----------
Net earnings (loss)                        $   (467)  $  (1,079)
                                           =========  ==========
Earnings (loss) per common share - diluted
   From continuing operations              $  (0.06)  $   (0.14)
   From discontinued operations                   -           -
                                           ---------  ----------
      Net earnings (loss)- diluted         $  (0.06)  $   (0.14)
                                           =========  ==========
Earnings (loss) per common share-basic
   From continuing operations              $  (0.06)  $   (0.14)
   From discontinued operations                   -           -
                                           ---------  ----------
      Net earnings (loss)- basic           $  (0.06)  $   (0.14)
                                           =========  ==========
Weighted average number of common and
 common equivalent shares outstanding:
    Diluted                                   8,035       7,740
    Basic                                     8,035       7,740

CPI CORP. CONDENSED STATEMENTS OF EARNINGS - FOR THE FIFTY-TWO WEEKS ENDED JULY 20, 2002 and JULY 21, 2001
(in thousands except per share amounts) (Unaudited)
                                              52 Weeks Ended
                                          -----------------------
                                           07/20/02    07/21/01
                                          ----------   ----------
Net sales:
 Portrait studios                         $ 312,260   $ 315,768
 Technology development                       3,761       2,333
 Intersegment sales                          (2,679)     (1,369)
                                          ----------  ----------
   Total net sales                        $ 313,342   $ 316,732
                                          ==========  ==========
Operating earnings:
 Portrait studios                         $  31,276   $  35,485
 Technology development                      (1,488)     (1,022)
                                          ----------  ----------
   Total operating earnings               $  29,788   $  34,463

General corporate expense                    15,238      14,655
                                          ----------  ----------
Income (loss) from operations                14,550      19,808
Interest expense                              3,922       4,625
Interest income                               2,192       1,702
Other income (expense), net                  (2,461)     (1,816)
                                          ----------  ----------
Earnings (loss) from continuing operations
 before income taxes                         10,359      15,069
Income tax expense (benefit)                  3,595       5,274
                                          ----------  ----------
Net earnings (loss) from continuing
 operations                                   6,764       9,795
Earnings (loss) from discontinued
 operations net of income tax benefits            -        (544)
Loss on disposal net of income tax
 benefits                                         -      (2,984)
                                           ---------  ----------
Net earnings (loss) from discontinued
 operations                                       -      (3,528)
                                           ---------  ----------
Net earnings (loss)                        $  6,764   $   6,267
                                           =========  ==========
Earnings (loss) per common share - diluted
   From continuing operations              $   0.84   $    1.25
   From discontinued operations                   -       (0.45)
                                           ---------  ----------
      Net earnings (loss)- diluted         $   0.84   $    0.80
                                           =========  ==========
Earnings (loss) per common share-basic
   From continuing operations              $   0.85   $    1.27
   From discontinued operations                   -       (0.46)
                                           ---------  ----------
      Net earnings (loss)- basic           $   0.85   $    0.81
                                           =========  ==========
Weighted average number of common and
 common equivalent shares outstanding:
    Diluted                                   8,038       7,865
    Basic                                     7,977       7,696

CPI CORP.
ADDITIONAL OPERATING INFORMATION (Unaudited)
TWELVE WEEKS ENDED JULY 20, 2002 AND JULY 21, 2001
                                        12 Weeks Ended
                                      ------------------
                                      07/20/02  07/21/01
                                      --------  --------
Sittings: (in thousands)
 Custom                                   559       524
 Package                                  351       470
                                      --------  --------
      Total sittings                      910       994
Average sales per customer
 sitting: (in dollars)
  Custom                              $ 71.59   $ 70.17
  Package                             $ 45.93   $ 47.38
       Overall                        $ 61.69   $ 59.39
EBITDA (1) & (3)                      $ 4,819   $ 4,835
EBITDA margin (2) & (3)                  8.51%     8.19%
Capital expenditures (in thousands $) $ 2,655   $ 5,299
Number of studios                       1,025     1,026

(1) EBITDA represents earnings in thousands of dollars before interest expense, income taxes, depreciation and amortization. EBITDA is included because it is one measure used by certain investors to determine a company's ability to service its indebtedness. EBITDA is unaffected by the debt and equity structure of the company. EBITDA does not represent cash flow from operations as defined by GAAP, is not necessarily indicative of cash available to fund all cash flow needs and should not be considered an alternative to net income under GAAP for purposes of evaluating the Company's results of operations. EBITDA is not necessarily comparable with similarly-titled measures for other companies.
(2) EBITDA margin represents EBITDA, as defined in (1), stated as a percentage of sales.
(3) EBITDA and EBITDA margins have not been adjusted for the management repositioning charges incurred as follows: $1.7 million for the 24 weeks ended July 21, 2001, $2.6 million for the trailing 52 weeks ended July 20, 2002 and $1.9 million for the trailing 52 weeks ended July 21, 2001 or the expenses related to the Company's strategic planning initiative as follows: $87,000, for the 12 weeks and $649,000 for the 24 and 52 trailing weeks for July 20, 2002.

CPI CORP.
ADDITIONAL OPERATING INFORMATION (Unaudited)
TWENTY-FOUR WEEKS ENDED JULY 20, 2002 AND JULY 21, 2001
                                        24 Weeks Ended
                                      ------------------
                                      07/20/02  07/21/01
                                      --------  --------
Sittings: (in thousands)
 Custom                                 1,158     1,041
 Package                                  782     1,062
                                      --------  --------
      Total sittings                    1,940     2,103
Average sales per customer
 sitting: (in dollars)
  Custom                              $ 70.57   $ 71.44
  Package                             $ 46.07   $ 46.69
       Overall                        $ 60.70   $ 58.94
EBITDA (1) & (3)                      $11,135   $11,470
EBITDA margin (2) & (3)                  9.39%     9.24%
Capital expenditures (in thousands $) $ 4,527   $ 9,756
Number of studios                       1,025     1,026

(1) EBITDA represents earnings in thousands of dollars before interest expense, income taxes, depreciation and amortization. EBITDA is included because it is one measure used by certain investors to determine a company's ability to service its indebtedness. EBITDA is unaffected by the debt and equity structure of the company. EBITDA does not represent cash flow from operations as defined by GAAP, is not necessarily indicative of cash available to fund all cash flow needs and should not be considered an alternative to net income under GAAP for purposes of evaluating the Company's results of operations. EBITDA is not necessarily comparable with similarly-titled measures for other companies.
(2) EBITDA margin represents EBITDA, as defined in (1), stated as a percentage of sales.
(3) EBITDA and EBITDA margins have not been adjusted for the management repositioning charges incurred as follows: $1.7 million for the 24 weeks ended July 21, 2001, $2.6 million for the trailing 52 weeks ended July 20, 2002 and $1.9 million for the trailing weeks ended
July 21, 2001 or the expenses related to the Company's strategic planning initiative as follows: $87,000, for the 12 weeks and $649,000 for the 24 and 52 trailing weeks for July 20, 2002.

CPI CORP.
ADDITIONAL OPERATING INFORMATION (Unaudited)
FIFTY-TWO WEEKS ENDED JULY 20, 2002 AND JULY 21, 2001
                                        52 Weeks Ended
                                      ------------------
                                      07/20/02  07/21/01
                                      --------  --------
Sittings: (in thousands)
 Custom                                 3,160     2,688
 Package                                2,213     2,846
                                      --------  --------
      Total sittings                    5,373     5,534
Average sales per customer
 sitting: (in dollars)
  Custom                              $ 68.80   $ 71.04
  Package                             $ 43.92   $ 43.78
       Overall                        $ 58.09   $ 57.02
EBITDA (1) & (3)                      $37,127   $43,802
EBITDA margin (2) & (3)                 11.85%    13.83%
Capital expenditures (in thousands $) $ 9,530   $14,813
Number of studios                       1,025     1,026

(1) EBITDA represents earnings in thousands of dollars before interest expense, income taxes, depreciation and amortization. EBITDA is included because it is one measure used by certain investors to determine a company's ability to service its indebtedness. EBITDA is unaffected by the debt and equity structure of the company. EBITDA does not represent cash flow from operations as defined by GAAP, is not necessarily indicative of cash available to fund all cash flow needs and should not be considered an alternative to net income under GAAP for purposes of evaluating the Company's results of operations. EBITDA is not necessarily comparable with similarly-titled measures for other companies.
(2) EBITDA margin represents EBITDA, as defined in (1), stated as a percentage of sales.
(3) EBITDA and EBITDA margins have not been adjusted for the management repositioning charges incurred as follows: $1.7 million for the 24 weeks ended July 21, 2001, $2.6 million for the trailing 52 weeks ended July 20, 2002 and $1.9 million for the trailing weeks ended
July 21, 2001 or the expenses related to the Company's strategic planning initiative as follows: $87,000, for the 12 weeks and $649,000 for the 24 and 52 trailing weeks for July 20, 2002.

CPI CORP.
CONDENSED BALANCE SHEETS - FOR JULY 20, 2002, AND JULY 21,2001
(in thousands) (Unaudited)

                                     July 20,        July 21,
                                       2002            2001
                                    -----------     ----------
Assets

  Current assets:
   Cash and cash equivalents         $   31,572    $    22,535
   Other current assets                  36,140         37,907
  Net property and equipment             58,263         71,357
  Other assets                           32,549         30,035
                                     -----------   ------------
    Total assets                     $  158,524    $   161,834
                                     ===========   ============


Liabilities and stockholders' equity

  Current liabilities                $   48,051    $    46,703
  Long-term obligations                  34,084         42,593
  Other liabilities                      11,380         11,007
  Stockholders' equity                   65,009         61,531
                                     -----------   ------------
    Total liabilities and
      stockholders' equity           $  158,524    $   161,834
                                     ===========   ============























SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                    CPI CORP.
                                    ---------------------------
                                    (Registrant)




                                By: /s/ Gary W. Douglass
                                    ---------------------------
                                    Gary W. Douglass
                                    Authorized Officer and
                                    Principal Financial Officer



Dated: August 15, 2002